SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.	Other Events.

On March 17, 2004, Greater Bay Bancorp (the “Company”) issued two press releases, one announcing the a $70 million share repurchase program and the other announcing the proposed offering of $200 million in zero coupon convertible debt securities.

On March 18, 2004, the Company issued a press release describing the pricing terms of the debt offering.

The press releases, which appear as Exhibits 99.1, 99.2 and 99.3 are filed and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibits
99.1	Press Release dated March 17, 2004 re share repurchase

99.2	Press Release dated March 17, 2004 re debt offering

99.3	Press Release dated March 18, 2004 re pricing of debt offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated: March 18, 2004	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President and General Counsel

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Exhibit Index

99.1	Press Release dated March 17, 2004 re share repurchase

99.2	Press Release dated March 17, 2004 re debt offering

99.3	Press Release dated March 18, 2004 re pricing of debt offering

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